Shareholder Meeting Results
(Unaudited)

May 15, 2007 meeting
A proposal to approve a new management
contract between each fund and Putnam
Investment Management, LLC was
approved as follows:

Putnam VT American Government Income
Fund
Putnam VT Capital Appreciation Fund
Putnam VT Capital Opportunities Fund
Putnam VT Discovery Growth Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT The George Putnam Fund of
Boston
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Growth and Income Fund
Putnam VT Growth Opportunities Fund
Putnam VT Health Sciences Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth and
Income Fund
Putnam VT International New
Opportunities Fund
Putnam VT Investors Fund
Putnam VT Mid Cap Value Fund
Putnam VT Money Market Fund
Putnam VT New Opportunities Fund
Putnam VT New Value Fund
Putnam VT OTC & Emerging Growth Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT Utilities Growth and Income
Fund
Putnam VT Vista Fund
Putnam VT Voyager Fund

All tabulations are rounded to the
nearest whole number.
















Votes for


11,515,824
4,897,427
2,069,005
4,761,993
48,872,043
11,851,236

43,977,301
22,106,210
39,164,474
121,999,366
8,660,122
16,911,908
63,682,960
52,255,826
53,349,091
21,090,307

14,003,437

36,408,094
4,773,079
358,618,161
55,548,335
32,949,869
9,243,401
12,154,105
28,914,909

19,438,358
24,804,994
52,970,951

















Votes against


384,613
172,312
87,582
220,866
1,439,397
340,816

1,613,563
649,803
1,680,360
4,857,505
388,807
697,342
3,589,468
1,777,715
1,991,534
671,333

614,204

1,366,182
182,830
12,382,809
2,873,530
1,341,003
578,497
458,154
1,511,529

649,469
1,171,147
2,485,741

















Abstentations


799,415
162,494
64,049
199,149
2,331,969
414,767

2,097,004
846,331
1,869,477
5,545,814
299,322
695,474
2,671,851
2,316,089
2,200,466
974,745

742,199

1,524,246
199,947
16,507,742
2,463,692
1,311,680
287,364
469,395
1,459,368

889,055
1,068,879
2,365,671